                                                                EXHIBIT 24

                               POWER OF ATTORNEY

          Each of the undersigned officers and directors of Howmet International Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints David L. Squier, Richard L. Corbin, John C. Ritter, and Roland A. Paul, and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities a registration statement on Form S-1 relating to the initial public offering of shares of common stock, par value $.01 per share, of the Corporation (the "Registration Statement") and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

           NAME                          TITLE                      DATE
           ----                          -----                      ----

  /s/  William E. Conway, Jr.           Director              November 19, 1997
-------------------------------
       William E. Conway, Jr.


     /s/  Frank C. Carlucci             Director              November 19, 1997
-------------------------------
       Frank C. Carlucci


    /s/  Richard L. Corbin              Director              November 19, 1997
-------------------------------
       Richard L. Corbin


     /s/ Edsel D. Dunford               Director              November 19, 1997
-------------------------------
       Edsel D. Dunford


       /s/  Alan M. Holt                Director              November 19, 1997
-------------------------------
          Alan M. Holt


      /s/ David L. Squier        Director, President and      November 19, 1997
------------------------------- Chief Executive Officer/1/
        David L. Squier


    /s/  James R. Wilson         Chairman of the Board        November 19, 1997
-------------------------------      and Director
        James R. Wilson


     /s/  John C. Ritter         Senior Vice President        November 19, 1997
-------------------------------  - Finance and Chief
         John C. Ritter          Financial Officer/2/


     /s/  George T. Milano       Corporate Controller/3/      November 19, 1997
-------------------------------
        George T. Milano

/1/  Principal executive officer.
/2/  Principal financial officer.
/3/  Principal accounting officer.